Exhibit 16.1

                               ARTHUR ANDERSEN LLP
                             105 Eisenhower Parkway
                            Roseland, NJ 07068-1099
                                  973-403-6100
                                www.andersen.com




 Office of the Chief Accountant
 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 May 6, 2002

 Dear Sir/Madam:

 We have read the second, third, fourth and fifth paragraphs of Item 4 included in the Form 8-K dated May 1, 2002 of Pharmaceutical Resources, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



 Very truly yours,

 /s/  ARTHUR ANDERSEN LLP

 Arthur Andersen LLP